Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Momentive Performance Materials Holdings LLC of our report dated April 15, 2010, except for the sixth paragraph of Footnote 1 as to which the date is November 11, 2010, relating to the financial statements of Momentive Specialty Chemicals Holdings LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

August 5, 2011